UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2012

Newell Rubbermaid Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Glenlake Parkway Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 770-418-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 29, 2012, Newell Rubbermaid Inc. (the “Company”) and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein, entered into an Underwriting Agreement (the “Underwriting Agreement”) with respect to the offering and sale of $350,000,000 aggregate principal amount of 2.050% Notes due 2017 (the “Notes”) under the Company’s Registration Statement on Form S-3 (Registration No. 333-174279). The offering and sale closed on December 4, 2012. The purchase price paid by the underwriters was 99.287% of the aggregate principal amount of the Notes. The Notes were issued pursuant to an Indenture, dated as of June 14, 2012, between Newell Rubbermaid Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee. The proceeds of the offering, together with cash on hand and short-term borrowings, will be used to redeem the Company’s $500,000,000 5.50% Notes due 2013 on the redemption date of December 31, 2012.

Copies of the Underwriting Agreement and the form of the Notes are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated November 29, 2012, among Newell Rubbermaid Inc., Barclays Capital Inc. and Citigroup Global Markets Inc.

4.1	Form of 2.050% Note due 2017

5.1	Opinion of Schiff Hardin LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

December 4, 2012	By:	/s/ John K. Stipancich
Name: John K. Stipancich
Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 29, 2012, among Newell Rubbermaid Inc., Barclays Capital Inc. and Citigroup Global Markets Inc.

4.1	Form of 2.050% Note due 2017

5.1	Opinion of Schiff Hardin LLP